UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 15, 2009

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

485F US Hwy 1 South, Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(732) 621-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On June 15, 2009, Maurice S. Reznik, Chief Executive Officer of Maidenform Brands, Inc. (the “Company”), informed the Company that he has entered into a written stock trading plan for selling up to 120,000 shares of common stock of the Company.  The trading plan was established in accordance with Rule 10b5- 1 of the Securities Exchange Act of 1934, as amended, during an “open window” under the Company’s Insider Trading Policy.  Mr. Reznik informed the Company that he adopted the plan to diversify his personal financial portfolio and exercise options scheduled to expire on December 31, 2009.  Actual transactions completed under the plan will be reported on Forms 4 filed with the Securities and Exchange Commission.

Except as may be required by law, the Company does not undertake to report modifications, terminations, transactions or other activities under the trading plan described above or the establishment of any trading plans of any officer or director in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: June 15, 2009	By:	/s/ Nanci I. Prado
		Name:	Nanci I. Prado
		Title:	Executive Vice President and General Counsel